Exhibit 5.2

ELLENOFF GROSSMAN & SCHOLE LLP
150 EAST 42ND STREET
NEW YORK, NEW YORK 10017
TELEPHONE: (212) 370-1300    FACSIMILE: (212) 370-7889
www.egsllp.com

March __, 2011

Global Cornerstone Holdings Limited
641 Lexington Avenue
28th Floor
New York, NY 10022

Re:           Registration Statement of Global Cornerstone Holdings Limited

Ladies and Gentlemen:

We have acted as United States counsel to Global Cornerstone Holdings Limited, a British Virgin Islands business company (the “Company”) in connection with the registration by the Company with the United States Securities and Exchange Commission of 9,200,000 units of the Company, including the underwriters over-allotment option (collectively the “Units”), with each Unit consisting of one ordinary share of the Company and one warrant of the Company to purchase an ordinary share (the “Warrants”), pursuant to a Registration Statement on Form S-1 initially filed by the Company with the Commission on February 8, 2011 (File No. 333-172120) (as amended, the “Registration Statement”).   This opinion is being given in accordance with the Legal Matters section of the Registration Statement, as it pertains to the portions of New York law set forth below.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.  As used herein, the “Act” means the Securities Act of 1933, as amended.

Based upon the foregoing, we are of the opinion that:

1. Units. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, such Units will be validly issued, fully paid and non-assessable.

2. Warrants. When the Registration Statement becomes effective under the Act, when the warrant agreement (the “Warrant Agreement”) is duly executed and delivered and when such Warrants are duly executed and authenticated in accordance with the Warrant Agreement and issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement, such Warrants will be duly issued, fully paid and non-assessable and will be legally binding obligations of the Company in accordance with their terms except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); and (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws.

3. Notwithstanding anything in this letter which might be construed to the contrary, our opinions expressed herein is limited to the internal laws of the State of New York.  We express no opinion with respect to the applicability to, or the effect on, the subject transaction of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.  The opinion expressed herein is based upon the law of the State of New York in effect on the date hereof, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should such law be changed by legislative action, judicial decision, or otherwise.  Except as expressly set forth in our opinion above: (i) we express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof, and (ii) we express no opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

  /s/ Ellenoff Grossman & Schole LLP
  Ellenoff Grossman & Schole LLP